UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): June 2, 2004


                              EAGLE BROADBAND, INC.
             (Exact name of registrant as specified in its charter)



                                      TEXAS
                 (State or other jurisdiction of incorporation)



        001-15649                                            76-0494995
(Commission File Number)                                  (I.R.S. Employer
                                                         Identification No.)



                 101 Courageous Drive, League City, Texas 77573
          (Address of principal executive offices, including zip code)



                                 (281) 538-6000
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

     Eagle Broadband, Inc. ("Eagle" or "Company") entered into a Securities Purchase Agreement dated June 2, 2004, (the "Agreement") with four accredited investors (collectively, the "Investors"), pursuant to which Eagle agreed to sell, and the Investors agreed to purchase, debentures in the principle amount of $4,888,400 bearing interest at the rate of 8% per annum, maturing in June 2007 ("Debentures"), convertible into an aggregate of 5,360,088 shares of Eagle common stock, par value $.001 per share (the "Common Stock"), together with five-year warrants to purchase an aggregate of 1,340,022 shares of Common Stock at an exercise price of $1.265 per share (the " Warrants") ( the funding of the Debentures and issuance of the Warrants referred to as the "Financing").

     The Debentures are convertible immediately. Subject to certain exceptions, in the event that on or before the date on which the Debentures are converted, Eagle issues or sells, or is deemed to have issued or sold in accordance with the terms of the Debentures, any shares of Common Stock for consideration per share less than the conversion price of the Debentures as then in effect (a "Dilutive Issuance"), then the conversion price of the Debentures will be adjusted to equal the consideration per share of Common Stock issued or sold or deemed to have been issued and sold in such Dilutive Issuance.

     All of the Warrants are exercisable immediately. Subject to certain exceptions, in the event that on or before the date on which the Warrants are exercised, Eagle issues or sells, or is deemed to have issued or sold in accordance with the terms of the Warrants, a Dilutive Issuance, then the exercise price of the Warrants will be adjusted to equal the consideration per share of Common Stock issued or sold or deemed to have been issued and sold in such Dilutive Issuance.

     Eagle also granted the Investors a right to participate in subsequent private offerings of its equity or equity equivalent securities undertaken by Eagle for the purpose of raising capital (each, a "Subsequent Placement"). The Investors' right of participation is subject to certain additional limitations and expires 6 months from the effective date of the registration statement filed to register the resale of the shares of Common Stock underlying the Debentures and Warrants ("Shares").

     Eagle has agreed to file a registration statement with the Securities and Exchange Commission within 40 days after the closing of the Financing in order to register the resale of the Shares. If Eagle fails to meet this deadline, if the registration statement is not declared effective prior to the 90th day after the closing date, if Eagle fails to respond to comments made by the SEC within 10 days, if the registration statement ceases to remain effective, or certain other events occur, Eagle has agreed to pay the Investors 2.0% of the aggregate purchase price for each month of such event.

     This summary description of the Financing described by the Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Agreements and the other documents and instruments that are filed as Exhibits hereto.

     The press release issued by Eagle on June 7, 2004, relating to the Financing is filed herewith as Exhibit 99.1.


Item 7.     Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired.
                  Inapplicable.

         (b)      Pro Forma Financial Information.
                  Inapplicable.

         (c)      Exhibits

         Exhibit Number             Exhibit Description

         10.1 Securities Purchase Agreement dated as of June 2, 2004, between Eagle and the Investors named therein.
         10.2 Form of Debenture issued to each Investor dated as of June 2, 2004
         10.3 Form of Registration Rights Agreement dated as of June 2, 2004, issued to each Investor
         10.4 Form of Warrant issued to each of the Investors dated as of June 2, 2004
         99.1                       Press release issued June 7, 2004

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                              EAGLE BROADBAND, INC.




                              By: /s/David A. Weisman
                                  David A. Weisman
                                  Chief Executive Officer




DATE: June 17, 2004

                                  Exhibit Index
                                  -------------

         Exhibit Number             Exhibit Description
         --------------             -------------------
         10.1                       Securities Purchase Agreement dated as of
                                    June 2, 2004, between Eagle and the
                                    Investors named therein.
         10.2                       Form of Debenture issued to each Investor
                                    dated as of June 2, 2004
         10.3                       Form of Registration Rights Agreement dated
                                    as of June 2, 2004, issued to each Investor
         10.4                       Form of Warrant issued to each of the
                                    Investors dated as of June 2, 2004
         99.1                       Press release issued June 7, 2004